Filed Pursuant to Rule 424(b)(2)

Registration No. 333-221324

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated October 2, 2018

PRICING SUPPLEMENT No. 142 dated October  , 2018

(To Market Measure Supplement dated May 18, 2018,

Prospectus Supplement dated January 24, 2018

and Prospectus dated April 27, 2018)

Wells Fargo & Company Medium-Term Notes, Series S Equity Index Linked Securities
Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
■	Linked to an Equity Index Basket comprised of the S&P 500® Index (40%); the EURO STOXX 50® Index (40%); and the Nikkei Stock Average (20%)
■	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Basket from its starting level to its ending level. The maturity payment amount will reflect the following terms:
■ If the value of the Basket increases, you will receive the original offering price plus 165% to 175% (to be determined on the pricing date) participation in the upside performance of the Basket
■ If the value of the Basket decreases but the decrease is not more than 30%, you will be repaid the original offering price
■ If the value of the Basket decreases by more than 30%, you will have full downside exposure to the decrease in the value of the Basket from the starting level, and you will lose more than 30%, and possibly all, of the original offering price of your securities
■	Investors may lose some, or all, of the original offering price
■	All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue any securities included in the basket components for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the securities is approximately $939.25 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $919.25 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-10.

The securities are unsecured obligations of Wells Fargo & Company, and all payments on the securities are subject to the credit risk of Wells Fargo & Company. If Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$26.20	$973.80
Total

(1) Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
Terms of the Securities

Issuer:	Wells Fargo & Company (“Wells Fargo”).
Market Measure:	A basket (the “Basket”) comprised of the following basket components, with the return of each basket component having the weighting noted parenthetically: the S&P 500® Index (40%); the EURO STOXX 50® Index (40%); and the Nikkei Stock Average (20%).
Pricing Date:	October 30, 2018.*
Issue Date:	November 6, 2018.* (T+5)
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•

if the ending level is greater than the starting level: $1,000 plus:

	$1,000 ×	ending level – starting level	× participation rate
starting level

• if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: $1,000; or • if the ending level is less than the threshold level: $1,000 minus:

	$1,000 ×	starting level – ending level
starting level

If the ending level is less than the threshold level, you will lose more than 30%, and possibly all, of the original offering price of your securities at maturity.

All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

Stated Maturity Date:	November 6, 2023*. If the calculation day is postponed for any basket component, the stated maturity date will be the later of (i) November 6, 2023* and (ii) three business days after the last calculation day as postponed. See “—Calculation Day” and “Additional Terms of the Securities—Market Disruption Events” for information about the circumstances that may result in a postponement of the calculation day. If the stated maturity date is not a business day, the payment required to be made on the securities on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to redemption by Wells Fargo or repayment at the option of any holder of the securities prior to the stated maturity date.
Starting Level:	The “starting level” is 100.
Ending Level:	The “ending level” will be calculated based on the weighted returns of the basket components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 40% of the component return of the S&P 500 Index; (B) 40% of the component return of the EURO STOXX 50 Index; and (C) 20% of the component return of the Nikkei Stock Average.

PRS-2

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
Component Return:

The “component return” of a basket component will be equal to:

final component level – initial component level

initial component level

where,

•

the “initial component level” will be the closing level of such basket component on the pricing date; and

•

the “final component level” will be the closing level of such basket component on the calculation day.

Closing Level:	With respect to each basket component, the “closing level” of that basket component on any trading day means the official closing level of that basket component reported by the relevant index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “Additional Terms of the Securities—Market Disruption Events,” “—Adjustments to a Basket Component” and “—Discontinuance of a Basket Component.”
Threshold Level:	70, which is equal to 70% of the starting level.
Participation Rate:	The “participation rate” will be determined on the pricing date and will be within the range of 165% to 175%.
Calculation Day:	October 30, 2023*. If such day is not a trading day with respect to any basket component, the calculation day for each basket component will be postponed to the next succeeding day that is a trading day with respect to each basket component. The calculation day for a basket component is also subject to postponement due to the occurrence of a market disruption event with respect to such basket component. See “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	Wells Fargo Securities, LLC
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”
Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $25.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of our affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS will pay $1.20 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or distribution expense fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001BA38
________________________
*	To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-3

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
Investment Description

The Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023 (the “securities”) are senior unsecured debt securities of Wells Fargo that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the Basket from its starting level to its ending level. The securities provide:

(i)	the possibility of a leveraged return at maturity if the value of the Basket increases from its starting level to its ending level;
(ii)	repayment of the original offering price if, and only if, the ending level of the Basket is not less than the starting level by more than 30%; and
(iii)	full exposure to the decrease in the value of the Basket from the starting level if the ending level is less than the starting level by more than 30%.

If the ending level is less than the starting level by more than 30%, you will lose more than 30%, and possibly all, of the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Basket is comprised of the following three unequally-weighted basket components, with each basket component having the weighting noted parenthetically:

•	the S&P 500® Index (40%), an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market;
•	the EURO STOXX 50® Index (40%), an equity index that is composed of 50 component stocks of sector leaders in 11 Eurozone countries and is intended to provide an indication of the pattern of common stock price movement in the Eurozone; and
•	the Nikkei Stock Average (20%), an equity index that measures the composite price performance of selected Japanese stocks.

You should read this pricing supplement together with the market measure supplement dated May 18, 2018, the prospectus supplement dated January 24, 2018 and the prospectus dated April 27, 2018 for additional information about the securities. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 3, 2017, or to any sections therein, should refer instead to the accompanying prospectus dated April 27, 2018 or to the corresponding sections of such prospectus, as applicable. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Market Measure Supplement dated May 18, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518167616/d593569d424b2.htm

•	Prospectus Supplement dated January 24, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518018256/d466041d424b2.htm

•	Prospectus dated April 27, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518136909/d557983d424b2.htm

The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Wells Fargo & Company (“WFC”). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC. The securities are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500 Index.

The EURO STOXX 50® is the intellectual property (including registered trademarks) of STOXX Limited (“STOXX”), Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license.

The Nikkei Stock Average is the intellectual property of Nikkei Inc. “Nikkei” and “Nikkei Stock Average” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the Nikkei Stock Average.

PRS-4

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 5-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a

PRS-5

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023

portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 5-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-6

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
Investor Considerations

We have designed the securities for investors who:

■	seek 165% to 175% (to be determined on the pricing date) leveraged exposure to the upside performance of the Basket if the ending level is greater than the starting level;
■	desire repayment of the original offering price at maturity so long as the ending level is not less than the starting level by more than 30%;
■	understand that if the ending level is less than the starting level by more than 30%, they will be fully exposed to the decrease in the Basket from the starting level, and will lose more than 30%, and possibly all, of the original offering price per security at maturity;
■	are willing to forgo interest payments on the securities and dividends on the securities included in the basket components; and
■	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
■	are unwilling to accept the risk that the ending level of the Basket may decrease by more than 30% from the starting level;
■	seek full return of the original offering price of the securities at stated maturity;
■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;
■	seek current income;
■	are unwilling to accept the risk of exposure to equity markets, including the large capitalization segment of the United States equity market, the Eurozone equity market and the Japanese equity market;
■	seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;
■	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Basket generally, or to the exposure to the Basket that the securities provide specifically; or
■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-7

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Is the ending level greater than the starting level?
Yes
You will receive per security : $1,000 *plus*:
$\left[\$1,000 \times \left(\frac{\text{ending level} - \text{starting level}}{\text{starting level}}\right) \times \text{participation rate}\right]$
No
Is the ending level greater than or equal to the threshold level?
Yes
You will receive per security: $1,000
No
You will receive per security:
$\$1,000 - \left[\$1,000 \times \frac{\text{starting level} - \text{ending level}}{\text{starting level}}\right]$
In this case, you will lose more than 30%, and possibly all, of the original offering price per security.

PRS-8

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
Hypothetical Payout Profile

The following profile is based on a hypothetical participation rate of 170% (the midpoint of the specified range for the participation rate) and a threshold level equal to 70% of the starting level. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level, the actual participation rate and whether you hold your securities to maturity.

PRS-9

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

If The Ending Level Is Less Than The Threshold Level, You Will Lose More Than 30%, And Possibly All, Of The Original Offering Price Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending level of the Basket relative to the starting level and the other terms of the securities. Because the value of the Basket will be subject to market fluctuations, the maturity payment amount you receive may be more or less, and possibly significantly less, than the original offering price of your securities.

If the ending level is less than the threshold level, the maturity payment amount that you receive at maturity will be reduced by an amount equal to the decline in the value of the Basket to the extent it is below the starting level (expressed as a percentage of the starting level). The threshold level is 70% of the starting level. For example, if the Basket has declined by 30.1% from the starting level to the ending level, you will not receive any benefit of the contingent downside feature and you will lose 30.1% of the original offering price per security. As a result, you will not receive any protection if the value of the Basket declines significantly and you may lose more than 30%, and possibly all, of the original offering price per security at stated maturity even if the value of the Basket is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.

Even if the ending level is greater than the starting level, the amount you receive at stated maturity may only be slightly greater than the original offering price, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating with the same stated maturity date.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “United States Federal Tax Considerations.”

Changes In The Levels Of The Basket Components May Offset Each Other.

Fluctuations in the levels of the basket components may not correlate with each other. Even if the final component level of a basket component increases, the final component level of another basket component may not increase as much or may even decline. Therefore, in calculating the ending level of the Basket, an increase in the final component level of a basket component may be moderated, or wholly offset, by a lesser increase or a decline in the final component level of another basket component. Further, because the basket components are unequally weighted, increases in the level of the lower-weighted basket component may be offset by even small decreases in levels of the more heavily weighted basket components.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in the basket components for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

Holders Of The Securities Have Limited Rights Of Acceleration.

Payment of principal on the securities may be accelerated only in the case of payment defaults that continue for a period of 30 days or certain events of bankruptcy or insolvency, whether voluntary or involuntary. If you purchase the securities, you will have no right to accelerate the payment of principal on the securities if we fail in the performance of any of our obligations under the securities, other than the obligations to pay principal and interest on the securities. See “Description of Notes—Events of Default and Covenant Breaches” in the accompanying prospectus supplement.

Holders Of The Securities Could Be At Greater Risk For Being Structurally Subordinated If We Convey, Transfer Or Lease All Or Substantially All Of Our Assets To One Or More Of Our Subsidiaries.

Under the indenture, we may convey, transfer or lease all or substantially all of our assets to one or more of our subsidiaries. In that event, third-party creditors of our subsidiaries would have additional assets from which to recover on their claims while holders of the securities would be structurally subordinated to creditors of our subsidiaries with respect to such assets. See “Description of Notes—Consolidation, Merger or Sale” in the accompanying prospectus supplement.

PRS-10

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 5-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 5-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description—Valuation of the securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of the Basket, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

•	Basket Performance. The value of the securities prior to maturity will depend substantially on the then-current value of the Basket. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the value of the Basket at such time is less than, equal to or not sufficiently above the starting level or threshold level.
•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.
•	Volatility Of The Basket. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Basket or the basket components changes.

PRS-11

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
•	Correlation Among Basket Components. Correlation refers to the extent to which the levels of the basket components tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among basket components may be positive, zero or negative. The value of the securities may be affected if the correlation among the basket components changes.
•	Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current value of the Basket. This difference will most likely reflect a discount due to expectations and uncertainty concerning the value of the Basket during the period of time still remaining to the stated maturity date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that would be payable at maturity based on the then-current value of the Basket.
•	Dividend Yields On The Securities Included In The Basket Components. The value of the securities may be affected by the dividend yields on the securities included in the basket components.
•	Volatility Of Currency Exchange Rates. Since the level of each of the EURO STOXX 50 Index and the Nikkei Stock Average is based on the value of its component stocks as expressed in a foreign currency, the value of the securities may be affected if the volatility of the exchange rate between the U.S. dollar and that foreign currency changes.
•	Correlation Between Currency Exchange Rates And Each Of The EURO STOXX 50 Index And The Nikkei Stock Average. Since the level of each of the EURO STOXX 50 Index and the Nikkei Stock Average is based on the value of its component stocks as expressed in a foreign currency, the value of the securities may be affected by changes in the correlation between the exchange rate between the U.S. dollar and that foreign currency and the EURO STOXX 50 Index and the Nikkei Stock Average, as applicable.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of the Basket. Because numerous factors are expected to affect the value of the securities, changes in the value of the Basket may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Your Return On The Securities Could Be Less Than If You Owned The Securities Included In The Basket Components.

Your return on the securities will not reflect the return you would realize if you actually owned the securities included in the basket components and received the dividends and other payments paid on those securities. This is in part because the maturity payment amount will be determined by reference to the ending level of the Basket, which will be calculated by reference only to the closing levels of the securities in the basket components without taking into consideration the value of dividends and other payments paid on such securities.

Historical Levels Of The Basket Components Should Not Be Taken As An Indication Of The Future Performance Of The Basket Components During The Term Of The Securities.

The trading prices of the securities included in the basket components will determine the levels of the basket components and, therefore, the maturity payment amount payable to you at maturity. As a result, it is impossible to predict whether the final component levels of the basket components will fall or rise compared to their respective initial component levels. Trading prices of the securities included in the basket components will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of those securities themselves. Accordingly, any historical levels of the basket components do not provide an indication of the future performance of the basket components.

Changes That Affect The Basket Components May Adversely Affect The Value Of The Securities And The Maturity Payment Amount You Will Receive At Maturity.

The policies of an index sponsor concerning the calculation of the relevant basket component and the addition, deletion or substitution of securities comprising such basket component and the manner in which an index sponsor takes account of certain changes affecting

PRS-12

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023

such securities may affect the level of such basket component and, therefore, may affect the value of the securities and the maturity payment amount payable at maturity. An index sponsor may discontinue or suspend calculation or dissemination of the relevant basket component or materially alter the methodology by which it calculates such basket component. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Basket Components.

Actions by any company whose securities are included in a basket component may have an adverse effect on the price of its security, the closing level of such basket component on the calculation day, the ending level of the basket and the value of the securities. We are currently one of the companies included in the S&P 500 Index, but we are not affiliated with any of the other companies included in the basket components. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any index sponsor and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable basket component. We have derived the information about the index sponsors and the basket components contained in this pricing supplement and the accompanying market measure supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the basket components and the index sponsors. The index sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets.

Each of the EURO STOXX 50 Index and the Nikkei Stock Average includes the stocks of foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

The stocks included in the EURO STOXX 50 Index and the Nikkei Stock Average may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing levels of such basket components which could, in turn, adversely affect the value of the securities.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day with respect to a basket component will be postponed if the originally scheduled calculation day is not a trading day with respect to any basket component or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that basket component on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last calculation day as postponed.

PRS-13

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the closing levels of the basket components on the calculation day and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to a basket component on the scheduled calculation day, which may result in postponement of the calculation day with respect to that basket component; determining the closing level of a basket component if the calculation day is postponed with respect to that basket component to the last day to which it may be postponed and a market disruption event with respect to that basket component occurs on that day; if a basket component is discontinued, selecting a successor basket component or, if no successor basket component is available, determining the closing level of such basket component; and determining whether to adjust the closing level of a basket component on the calculation day in the event of certain changes in or modifications to that basket component. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.
•	The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.
•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the levels of the basket components. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on a basket component or the companies whose securities are included in a basket component. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on a basket component or the companies whose securities are included in a basket component could adversely affect the level of that basket component and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the basket components from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on a basket component or the companies whose securities are included in a basket component published on or prior to the pricing date could result in an increase in the level of that basket component on the pricing date, which would adversely affect investors in the securities by increasing the levels at which the basket components must close on the calculation day in order for investors in the securities to receive a favorable return.
•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the basket components may adversely affect the levels of the basket components. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the basket components, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the levels of the basket components and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the basket components. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.
•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the levels of the basket components. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire securities included in a basket component or listed or over-the-counter derivative or

PRS-14

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023

synthetic instruments related to the basket components or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in any of the securities included in the basket components, or derivative or synthetic instruments related to the basket components or such securities, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a change in the securities included in the basket components. These hedging activities could potentially adversely affect the levels of the basket components and, therefore, adversely affect the value of and your return on the securities.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the levels of the basket components. Our affiliates or any participating dealer or its affiliates may engage in trading in the securities included in a basket component and other instruments relating to the basket components or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the levels of the basket components and, therefore, adversely affect the value of and your return on the securities.
•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or distribution expense fee for the sale of the securities to you, this projected hedging profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected.

Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued prior to January 1, 2021 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m). If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-15

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
Hypothetical Returns

The following table illustrates, for a hypothetical participation rate of 170% (the midpoint of the specified range for the participation rate) and a range of hypothetical ending levels of the Basket:

•	the hypothetical percentage change from the starting level to the hypothetical ending level;
•	the hypothetical maturity payment amount payable at stated maturity per security;
•	the hypothetical total pre-tax rate of return; and
•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending level	Hypothetical percentage change from the starting level to the hypothetical ending level	Hypothetical maturity payment amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
175.00	75.00%	$2,275.00	127.50%	17.12%
150.00	50.00%	$1,850.00	85.00%	12.68%
140.00	40.00%	$1,680.00	68.00%	10.64%
130.00	30.00%	$1,510.00	51.00%	8.41%
120.00	20.00%	$1,340.00	34.00%	5.94%
110.00	10.00%	$1,170.00	17.00%	3.16%
105.00	5.00%	$1,085.00	8.50%	1.64%
100.00(2)	0.00%	$1,000.00	0.00%	0.00%
95.00	-5.00%	$1,000.00	0.00%	0.00%
90.00	-10.00%	$1,000.00	0.00%	0.00%
80.00	-20.00%	$1,000.00	0.00%	0.00%
70.00	-30.00%	$1,000.00	0.00%	0.00%
69.00	-31.00%	$690.00	-31.00%	-7.28%
50.00	-50.00%	$500.00	-50.00%	-13.39%
25.00	-75.00%	$250.00	-75.00%	-25.88%

(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The starting level.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual ending level and participation rate.

PRS-16

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
Hypothetical Payments at Stated Maturity

Set forth below are three examples of payment at stated maturity calculations, reflecting a hypothetical participation rate of 170% (the midpoint of the specified range for the participation rate) and assuming hypothetical initial component levels and component returns as indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual initial component level. The hypothetical initial component level of 100.00 for each basket component has been chosen for illustrative purposes only and does not represent the actual initial component level of any basket component. The actual initial component level for each basket component will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the basket components, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. Maturity payment amount is greater than the original offering price:

	S&P 500 Index	EURO STOXX 50 Index	Nikkei Stock Average
Initial component level:	100.00	100.00	100.00
Final component level:	123.00	121.00	112.00
Component return:	23.00%	21.00%	12.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (40% × 23.00%) + (40% × 21.00%) + (20% × 12.00%)] = 120.00

Since the hypothetical ending level is greater than the starting level, the maturity payment amount per security would be greater than the original offering price of your securities and would be equal to:

$1,000 +	$1,000	×	120.00 – 100.00	× 170%	= $1,340.00
100.00

On the stated maturity date you would receive $1,340.00 per security.

Example 2. Maturity payment amount is equal to the original offering price:

	S&P 500 Index	EURO STOXX 50 Index	Nikkei Stock Average
Initial component level:	100.00	100.00	100.00
Final component level:	59.00	120.00	117.00
Component return:	-41.00%	20.00%	17.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (40% × -41.00%) + (40% × 20.00%) + (20% × 17.00%)] = 95.00

In this example, the 41.00% decrease in the S&P 500 Index has a significant impact on the ending level notwithstanding the percentage increases in the other basket components due to the 40% weighting of the S&P 500 Index.

Since the hypothetical ending level is less than the starting level, but not by more than 30%, you would not lose any of the original offering price of your securities.

On the stated maturity date you would receive $1,000.00 per security.

PRS-17

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023

Example 3. Maturity payment amount is less than the original offering price:

	S&P 500 Index	EURO STOXX 50 Index	Nikkei Stock Average
Initial component level:	100.00	100.00	100.00
Final component level:	30.00	50.00	90.00
Component return:	-70.00%	-50.00%	-10.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (40% × -70.00%) + (40% × -50.00%) + (20% × -10.00%)] = 50.00

Since the hypothetical ending level is less than the starting level by more than 30%, you would lose a portion of the original offering price of your securities and receive the maturity payment amount equal to:

$1,000 -	$1,000	×	100.00 – 50.00	= $500.00
100.00

On the stated maturity date you would receive $500.00 per security.

To the extent that the component returns, ending level and participation rate differ from the values assumed above, the results indicated above would be different.

PRS-18

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
Additional Terms of the Securities

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series S,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” with respect to the S&P 500 Index or the Nikkei Stock Average means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such basket component are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such basket component is scheduled to be open for trading for its regular trading session.

A “trading day” with respect to the EURO STOXX 50 Index means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to the publish the level of the EURO STOXX 50 Index and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying a basket component means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for a basket component means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such basket component.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the maturity payment amount you receive at stated maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;
•	determine the closing level of a basket component under certain circumstances;
•	determine if adjustments are required to the closing level of a basket component under various circumstances; and
•	if publication of a basket component is discontinued, select a successor basket component (as defined below) or, if no successor basket component is available, determine the closing level of such basket component.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to the S&P 500 Index or the Nikkei Stock Average means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such basket component or any successor basket component at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.
(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such basket component or any successor basket component on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.
(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such basket component or any successor basket component on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.
(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such

PRS-19

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023

basket component or any successor basket component on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such basket component or any successor basket component are traded or any related futures or options exchange with respect to such basket component or any successor basket component prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.
(F)	The relevant stock exchange for any security underlying such basket component or successor basket component or any related futures or options exchange with respect to such basket component or successor basket component fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the S&P 500 Index or the Nikkei Stock Average:

(1)	the relevant percentage contribution of a security to the level of such basket component or any successor basket component will be based on a comparison of (x) the portion of the level of such basket component attributable to that security and (y) the overall level of such basket component or successor basket component, in each case immediately before the occurrence of the market disruption event;
(2)	the “close of trading” on any trading day for such basket component or any successor basket component means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such basket component or successor basket component on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such basket component or successor basket component for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such basket component or successor basket component, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;
(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such basket component or any successor basket component means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and
(4)	an “exchange business day” means any trading day for such basket component or any successor basket component on which each relevant stock exchange for the securities underlying such basket component or any successor basket component and each related futures or options exchange with respect to such basket component or any successor basket component are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to the EURO STOXX 50 Index means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)	Any of the following events occurs or exists with respect to any security included in such basket component or any successor basket component, and the aggregate of all securities included in such basket component or successor basket component with respect to which any such event occurs comprise 20% or more of the level of such basket component or successor basket component:

•	a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;
•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or
•	the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled

PRS-20

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023

closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to such basket component or any successor basket component:
•	a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such basket component or successor basket component on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•	the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.
(C)	The relevant index sponsor fails to publish the level of such basket component or any successor basket component (other than as a result of the relevant index sponsor having discontinued publication of such basket component or successor basket component and no successor basket component being available).
(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the EURO STOXX 50 Index:

(1)	the relevant percentage contribution of a security included in such basket component or any successor basket component to the level of such basket component will be based on a comparison of (x) the portion of the level of such basket component attributable to that security to (y) the overall level of such basket component, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;
(2)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and
(3)	an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of such basket component or any successor basket component and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing with respect to a basket component on the calculation day, then the calculation day for such basket component will be postponed to the first succeeding trading day for such basket component on which a market disruption event for such basket component has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such basket component after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such basket component. If the calculation day has been postponed eight trading days for a basket component after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such basket component on such eighth trading day, the calculation agent will determine the closing level of such basket component on such eighth trading day in accordance with the formula for and method of calculating the closing level of such basket component last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at (i) with respect to the S&P 500 Index or the Nikkei Stock Average, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the EURO STOXX 50 Index, the time at which the official closing level of such basket component is calculated and published by the relevant index sponsor) on such date of each security included in such basket component. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (i) with respect to the S&P 500 Index or the Nikkei Stock Average, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the EURO STOXX 50 Index, the time at which the official closing level of such basket component is calculated and published by the relevant index sponsor. Notwithstanding the postponement of the calculation day for a particular basket component due to a market disruption event with respect to such basket

PRS-21

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023

component, the originally scheduled calculation day will remain the calculation day for any basket component not affected by a market disruption event.

Adjustments to a Basket Component

If at any time the method of calculating a basket component or a successor basket component, or the closing level thereof, is changed in a material respect, or if a basket component or a successor basket component is in any other way modified so that such basket component does not, in the opinion of the calculation agent, fairly represent the level of such basket component had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such basket component is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a basket component comparable to such basket component or successor basket component as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such basket component or successor basket component with reference to such basket component, as so adjusted. Accordingly, if the method of calculating a basket component or successor basket component is modified so that the level of such basket component is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such related equity index), then the calculation agent will adjust such basket component or successor basket component in order to arrive at a level of such basket component as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of a Basket Component

If a sponsor or publisher of a basket component (each, an “index sponsor”) discontinues publication of a basket component, and such index sponsor or another entity publishes a successor or substitute basket component that the calculation agent determines, in its sole discretion, to be comparable to such basket component (a “successor basket component”), then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, the calculation agent will substitute the successor basket component as calculated by the relevant index sponsor or any other entity and calculate the final component level of such basket component as described above. Upon any selection by the calculation agent of a successor basket component, Wells Fargo will cause notice to be given to holders of the securities.

In the event that an index sponsor discontinues publication of a basket component prior to, and the discontinuance is continuing on, the calculation day and the calculation agent determines that no successor basket component is available at such time, the calculation agent will calculate a substitute closing level for such basket component in accordance with the formula for and method of calculating such basket component last in effect prior to the discontinuance, but using only those securities that comprised such basket component immediately prior to that discontinuance. If a successor basket component is selected or the calculation agent calculates a level as a substitute for such basket component, the successor basket component or level will be used as a substitute for such basket component for all purposes, including the purpose of determining whether a market disruption event exists.

If on the calculation day an index sponsor fails to calculate and announce the level of a basket component, the calculation agent will calculate a substitute closing level of such basket component in accordance with the formula for and method of calculating such basket component last in effect prior to the failure, but using only those securities that comprised such basket component immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such basket component, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, a basket component may adversely affect the value of the securities.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein. The maturity payment amount will be calculated as though the date of acceleration were the calculation day.

PRS-22

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
Hypothetical Historical Performance of the Basket

The Basket will represent an unequally weighted portfolio of the following three basket components, with the return of each basket component having the weighting noted parenthetically: the S&P 500 Index (40%); the EURO STOXX 50 Index (40%); and the Nikkei Stock Average (20%). The value of the Basket will increase or decrease depending upon the performance of the basket components. For more information regarding the basket components, see the information provided herein and in the accompanying market measure supplement. The Basket does not reflect the performance of all major securities markets.

While historical information on the value of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily values of the Basket for the period from January 1, 2013 to September 25, 2018, assuming that the Basket was constructed on January 1, 2013 with a starting level of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the closing levels and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”) without independent verification.

The hypothetical historical Basket values, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the value of the Basket during any period shown below is not an indication that the percentage change in the value of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical values do not give an indication of future values of the Basket.

PRS-23

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
The S&P 500® Index

The S&P 500 Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. Wells Fargo & Company is one of the companies currently included in the S&P 500 Index. See “Description of Equity Indices—The S&P Indices” in the accompanying market measure supplement for additional information about the S&P 500 Index.

In addition, information about the S&P 500 Index may be obtained from other sources including, but not limited to, the S&P 500 Index sponsor’s website (including information regarding the S&P 500 Index’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the S&P 500 Index is accurate or complete.

Historical Information

We obtained the closing levels of the S&P 500 Index in the graph below from Bloomberg without independent verification. The following graph sets forth daily closing levels of the S&P 500 Index for the period from January 1, 2013 to September 25, 2018. The closing level on September 25, 2018 was 2915.56. The historical performance of the S&P 500 Index should not be taken as an indication of the future performance of the S&P 500 Index during the term of the securities.

PRS-24

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
The EURO STOXX 50® Index

The EURO STOXX 50 Index is an equity index that is composed of 50 component stocks of sector leaders in 11 Eurozone countries and is intended to provide an indication of the pattern of common stock price movement in the Eurozone. See “Description of Equity Indices—The EURO STOXX 50® Index” in the accompanying market measure supplement for additional information about the EURO STOXX 50 Index.

In addition, information about the EURO STOXX 50 Index may be obtained from other sources including, but not limited to, the EURO STOXX 50 Index sponsor’s website (including information regarding (i) the EURO STOXX 50 Index’s top ten constituents and their respective weightings, (ii) the EURO STOXX 50 Index’s sector weightings and (iii) the EURO STOXX 50 Index’s country weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the EURO STOXX 50 Index is accurate or complete.

Historical Information

We obtained the closing levels of the EURO STOXX 50 Index in the graph below from Bloomberg without independent verification. The following graph sets forth daily closing levels of the EURO STOXX 50 Index for the period from January 1, 2013 to September 25, 2018. The closing level on September 25, 2018 was 3419.78. The historical performance of the EURO STOXX 50 Index should not be taken as an indication of the future performance of the EURO STOXX 50 Index during the term of the securities.

PRS-25

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
The Nikkei Stock Average

We obtained all information contained in this pricing supplement regarding the Nikkei Stock Average, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Nikkei Inc., the index sponsor of the Nikkei Stock Average. Nikkei Inc. has no obligation to continue to publish, and may discontinue publication of, the Nikkei Stock Average at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Nikkei Stock Average in connection with the offer and sale of securities.

In addition, information about the Nikkei Stock Average may be obtained from other sources including, but not limited to, the Nikkei Stock Average sponsor’s website (including information regarding the Nikkei Stock Average’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the Nikkei Stock Average is accurate or complete.

General

The Nikkei Stock Average is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei Stock Average is currently based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (“TSE”) representing a broad cross-section of Japanese industries. Non-ordinary shares, such as shares of exchange-traded funds, real estate investment trusts, preferred stock or other preferred securities or tracking stocks, are excluded from the Nikkei Stock Average.

All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Stock Average) be included in the Nikkei Stock Average. Nikkei Inc. first calculated and published the Nikkei Stock Average in 1970.

The Nikkei Stock Average does not reflect the payment of dividends on the stocks underlying it and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until maturity.

Rules of the Periodic Review

Nikkei Underlying Stocks are reviewed annually (the “periodic review”) in accordance with the following rules, and results of the review are applied on the first trading day in October. Results of the review become effective on the first trading day of October, and there is no limit to the number of Nikkei Underlying Stocks that can be affected. Stocks selected by the procedures outlined below are presented as candidates to a committee comprised of academics and market professionals for comment; based on comments from the committee, Nikkei Inc. determines and announces any changes to the Nikkei Underlying Stocks.

High Liquidity Group

The top 450 most liquid stocks are chosen from the TSE First Section. For purposes of this selection, liquidity is measured by (i) trading volume in the preceding 5-year period and (ii) the magnitude of price fluctuation by volume in the preceding 5-year period. These 450 stocks constitute the “High Liquidity Group” for the review. Those Nikkei Underlying Stocks that are not in the High Liquidity Group are removed. Those stocks that are not currently Nikkei Underlying Stocks but that are in the top 75 of the High Liquidity Group are added.

Sector Balance

The High Liquidity Group is then categorized into the following six sectors: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;
•	Financials — Banks, Miscellaneous Finance, Securities, Insurance;
•	Consumer Goods — Marine Products, Food, Retail, Services;
•	Materials — Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

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Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and
•	Transportation and Utilities — Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

The “appropriate number” of constituents for each sector is defined to be half the number of stocks in that sector. After the liquidity-based adjustments, discussed above, a rebalancing is conducted if any of the sectors are over- or under-represented. The degree of representation is evaluated by comparing the actual number of constituents in the sector against the appropriate number for that sector.

For over-represented sectors, current constituents in the sector are deleted in the order of liquidity (lowest liquidity first) to correct the overage. For under-represented sectors, non-constituent stocks are added from the High Liquidity Group in the order of liquidity (highest liquidity first) to correct the shortage.

Extraordinary Replacement Rules

Nikkei Underlying Stocks removed from the TSE First Section are deleted from the Nikkei Stock Average. Reasons for removal from the TSE First Section include: designation as a “security to be delisted” or actual delisting by reason of bankruptcy (including filing under the Corporate Reorganization Act, Civil Rehabilitation Act or liquidation), delisting due to corporate restructuring such as merger, share exchange or share transfer, designation as a “security to be delisted” or actual delisting due to excess debt or transfer to the Second Section. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. However, the decision to delete such candidates will be made by examining the sustainability and the probability of delisting in the individual case.

When a Nikkei Underlying Stock is deleted from the Nikkei Stock Average as outlined in the preceding paragraph, a new Nikkei Underlying Stock will be selected and added, in principle, from the same sector of the High Liquidity Group in order of liquidity. Notwithstanding the foregoing, the following rules may apply depending on the timing and circumstances of the deletion: (i) when such deletion is scheduled close to the periodic review, additional stocks may be selected as part of the periodic review process and (ii) when multiple deletions are scheduled in a season other than the periodic review, additions may be selected using the sector balancing rules outlined above.

Procedures to Implement Constituent Changes

As a general rule, for both the periodic review and the extraordinary replacement rules, additions and deletions are made effective on the same day in order to keep the number of Nikkei Underlying Stocks 225. However, under the circumstances outlined below, when an addition cannot be made on the same day as a deletion, the Nikkei Stock Average may be calculated with fewer than 225 Nikkei Underlying Stocks. In this case, the divisor is adjusted to ensure continuity.

The first instance when the Nikkei Stock Average may be calculated with fewer than 225 Nikkei Underlying Stocks is when a Nikkei Underlying Stock is delisted by reason of share exchange or transfer and the succeeding company becomes listed a short period of time later. The second instance is when a Nikkei Underlying Stock is deleted due to a sudden announcement of bankruptcy, or is designated as a “security to be delisted” for the same reason, and there is not sufficient time to add a new Nikkei Underlying Stock in the same day.

Calculation of the Nikkei Stock Average

The Nikkei Stock Average is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) that is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei Stock Average are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei Stock Average is calculated once per minute during TSE trading hours.

In order to maintain continuity in the Nikkei Stock Average in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei Stock Average is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei Stock Average. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei Stock Average immediately after such change) will equal the level of the Nikkei Stock Average immediately prior to the change.

PRS-27

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to the time zone difference, the TSE will close on any normal trading day prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei Stock Average on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei Stock Average may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei Stock Average, and these limitations, in turn, may adversely affect the value of the securities.

License Agreement

We expect to enter into a non-transferable, non-exclusive license agreement with Nikkei Inc. providing for the license to us, in exchange for a fee, of the right to use the Nikkei Stock Average in connection with the issuance of the securities.

The license agreement between us and Nikkei Inc. provides that the following language must be stated in this pricing supplement:

“The securities are not in any way sponsored, endorsed or promoted by Nikkei Inc. Nikkei Inc. does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the Nikkei Stock Average or the figure as which the Nikkei Stock Average stands at any particular day or otherwise. The Nikkei Stock Average is compiled and calculated solely by Nikkei Inc. However, Nikkei Inc. shall not be liable to any person for any error in the Nikkei Stock Average and Nikkei Inc. shall not be under any obligation to advise any person, including a purchase or vendor of the securities, of any error therein. In addition, Nikkei Inc. gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei Stock Average and is under no obligation to continue the calculation, publication and dissemination of the Nikkei Stock Average.”

PRS-28

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023

Historical Information

We obtained the closing levels of the Nikkei Stock Average in the graph below from Bloomberg without independent verification. The following graph sets forth daily closing levels of the Nikkei Stock Average for the period from January 1, 2013 to September 25, 2018. The closing level on September 25, 2018 was 23940.26. The historical performance of the Nikkei Stock Average should not be taken as an indication of the future performance of the Nikkei Stock Average during the term of the securities.

PRS-29

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;
•	PTCE 95-60, for specified transactions involving insurance company general accounts;
•	PTCE 91-38, for specified transactions involving bank collective investment funds;
•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and
•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or
•	the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

PRS-30

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023

Each purchaser or holder of the securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;
(ii)	we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;
(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;
(iv)	our interests may be adverse to the interests of the purchaser or holder; and
(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-31

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023
United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public, and hold the security as a capital asset within the meaning of Section 1221 of the Code. It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are an investor subject to special rules, such as:

•	a financial institution;
•	a “regulated investment company”;
•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;
•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;
•	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;
•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or
•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

We will not attempt to ascertain whether any of the issuers of the underlying stocks of the basket components (the “underlying stocks”) is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any of the issuers of the underlying stocks were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a non-U.S. holder (as defined below) and in the case of a PFIC if you are a U.S. holder (as defined below), upon the sale, exchange or other disposition of the securities. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the underlying stocks and consult your tax adviser regarding the possible consequences to you if any of the issuers of the underlying stocks is or becomes a USRPHC or PFIC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, any alternative minimum tax consequences, the potential application of the Medicare tax on investment income or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities. Unless otherwise indicated, the following discussion is based on the treatment of the securities as prepaid derivative contracts that are “open transactions.”

PRS-32

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or retirement as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be long-term capital gain or loss if at the time of the sale, exchange or retirement you held the securities for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that case, regardless of your method of tax accounting for U.S. federal income tax purposes, you generally would be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, in each year that you held the securities, even though we are not required to make any payment with respect to the securities prior to maturity. In addition, any gain on the sale, exchange or retirement of the securities would be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

PRS-33

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023

Sale, Exchange or Retirement of the Securities. Subject to the possible application of Section 897 of the Code and the discussion below regarding Section 871(m), you generally should not be subject to U.S. federal income or withholding tax in respect of amounts paid to you, provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. If you are such a holder and you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Tax Consequences Under Possible Alternative Treatments. If all or any portion of a security were recharacterized as a debt instrument, subject to the possible application of Section 897 of the Code and the discussions below regarding FATCA and Section 871(m), any payment made to you with respect to the security generally should not be subject to U.S. federal withholding or income tax, provided that: (i) income or gain in respect of the security is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Other U.S. federal income tax treatments of the securities are also possible. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which income with respect to instruments such as the securities should be subject to U.S. withholding tax. While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the issues presented by the notice.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2021 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be updated in the final pricing supplement or may otherwise be updated by us in writing from time to time. Non-U.S. holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

In the event withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

PRS-34

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If required under FATCA, withholding applies to payments of FDAP income and, after 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing U.S.-source interest or dividends. If the securities were treated as debt instruments or as subject to Section 871(m), the withholding regime under FATCA would apply to the securities. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-35

Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Index Basket due November 6, 2023

Annex

The material included in this Annex does not constitute terms of the securities. Instead, the securities will have the terms specified in the preceding preliminary pricing supplement and the accompanying supplements. For purposes of these securities, references in this Annex to (i) the “applicable preliminary pricing supplement,” the “applicable pricing supplement” and the “relevant offering materials” means the preceding preliminary pricing supplement and the accompanying supplements, and (ii) the “applicable issuer” means Wells Fargo & Company.

PRS-36

Market Linked Securities

Upside Participation and Contingent Downside

This material was prepared by Wells Fargo Securities, LLC, a registered broker-
dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

MARKET LINKED SECURITIES WITH UPSIDE PARTICIPATION AND CONTINGENT DOWNSIDE ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities with Upside Participation and Contingent Downside have complex features and are not suitable for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities with Upside Participation and Contingent Downside

Market Linked Securities with Upside Participation and Contingent Downside (“these Market Linked Securities”) offer a return linked to the performance of a market measure, such as an index, exchange-traded fund or a basket of indices or exchange-traded funds (the “underlying”). In contrast to a direct investment in the underlying, these Market Linked Securities provide contingent protection against a moderate decline of the underlying that is applicable if, and only if, the underlying has not declined below a specified threshold level, as well as the potential to achieve a positive return by participating in any appreciation of the underlying (on an unleveraged or leveraged basis). However, if the underlying has declined below the threshold level, the contingent downside protection no longer applies and you will be fully exposed to the decline of the underlying and will lose a substantial portion, and possibly all, of your investment. If the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Securities are designed for investors who seek exposure to any positive performance of an underlying and a contingent measure of market risk reduction that is applicable if the underlying declines but not below the threshold level. In exchange for these features, you must be willing to forgo interest payments and dividends (in the case of equity underlyings). You must also be willing to accept the possibility of full downside exposure to the decline of the underlying if the underlying declines below the threshold level. The contingent protection applies only if you hold these Market Linked Securities at maturity.

These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue the underlying or any assets included in the underlying for payment.

Market Linked Securities with Upside Participation and Contingent Downside | A-2

The charts in this section do not reflect forgone

dividend payments.

Direct investment payoff

For traditional assets, such as stocks, there is a direct relationship between the change in the level of the asset and the return on the investment. For example, as the graph indicates, suppose you bought shares of a common stock at $100 per share. If you sold the shares at $120 each, the return on the investment (excluding any dividend payments) would be $20 per share, or 20%. Similarly, if you sold the shares after the price decreased to $80 (i.e., a decline of 20%), this would result in a 20% investment loss (excluding dividends).

Market Linked Securities with Upside Participation and Contingent Downside

These Market Linked Securities offer a return at maturity that is based on the performance of an underlying as measured from a specified starting level to the closing level of the underlying on a calculation day shortly before maturity (the ending level).

To understand how these Market Linked Securities would perform under varying market conditions, consider a hypothetical Market Linked Security with the following terms:

●

Participation rate: 100%. A participation rate determines how much of the appreciation of the underlying (if any) will be reflected in the payment at maturity on these Market Linked Securities. A participation rate of 100% means that if the underlying appreciates from its starting level to its ending level, you will receive a total return at maturity equal to 100% of that appreciation. For example, if the underlying appreciates by 10%, you will receive a total return at maturity of 10% (which is 100% of 10%). For some issuances of these Market Linked Securities, the participation rate may be greater than 100%, in which case you will participate on a leveraged basis in any appreciation of the underlying from its starting level to its ending level. For example, if the participation rate is 110% and the underlying appreciates by 10%, you will receive a total return at maturity of 11% (which is 110% of 10%).

●

Contingent protection: 30%. The contingent protection offers a contingent measure of downside market risk reduction at maturity as compared to a direct investment in the underlying. Contingent protection of 30% means that you will be repaid the original offering price at maturity if the underlying declines by 30% or less from the starting level to the ending level — in other words, if the ending level is greater than or equal to a threshold level that is equal to 70% of the starting level. However, if the underlying declines by more than 30%, so that the ending level is less than the threshold level, you will have full downside exposure to the decrease in the level of the underlying from the starting level, and you will lose more than 30%, and possibly all, of the original offering price at maturity. For example, if the underlying declines by 30.1% from the starting level to the ending level, you will not receive any benefit of the contingent protection feature and you will lose 30.1% of the original offering price at maturity.

A-3 | Market Linked Securities with Upside Participation and Contingent Downside

This information, including the graph to the left,
is hypothetical and is provided for informational
purposes only. It is not intended to represent
any specific return, yield, or investment, nor
is it indicative of future results. The graph
illustrates the payoff on the hypothetical Market
Linked Securities with Upside Participation and
Contingent Downside described above for a range
of percentage changes from the starting level to the
ending level.

This hypothetical Market Linked Security could outperform the underlying if the ending level of the underlying has declined from the starting level but is greater than or equal to the threshold level. Note that, because the value of the underlying does not incorporate dividends paid on the underlying, the return on these Market Linked Securities does not compensate you for any dividends paid on the underlying. All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue the underlying or any assets included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

Market Linked Securities with Upside Participation and Contingent Downside | A-4

Determining payment at maturity

The diagram below illustrates how the cash payment on the stated maturity date for this hypothetical Market Linked Security would be calculated. The diagram below assumes an original offering price of $1,000 per security.

A-5 | Market Linked Securities with Upside Participation and Contingent Downside

Estimated value of Market Linked Securities with Upside Participation and Contingent Downside

The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), and hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Securities, which combination consists of a non-interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Securities. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.

Market Linked Securities with Upside Participation and Contingent Downside | A-6

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents and consider several factors before making an investment decision.

An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity you may incur a loss on your investment, and you will forgo interest payments and dividend payments (in the case of equity underlyings).

These Market Linked Securities are not suitable for all investors, but may be suitable for investors aiming to:

●

Supplement their existing investments with the return profile provided by these Market Linked Securities

●

Receive contingent protection against a moderate decline in the underlying

●

Obtain exposure to an underlying with a different risk/return profile than a direct investment in that underlying

●

Seek the potential to outperform the underlying in a moderately declining market or, if the participation rate is sufficiently greater than 100%, the potential to outperform the underlying in an appreciating market

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.

●

Are you comfortable with the potential loss of a significant portion, and possibly all, of your initial investment as a result of a percentage decline of the underlying that exceeds the amount of contingent protection?

●

What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity?

●

Does contingent protection against moderate market declines take precedence for you over dividend payments or fixed returns?

●

What is your outlook on the market? How confident are you in your portfolio’s ability to weather a market decline?

●

What is your sensitivity to the tax treatment for your investments?

●

Are you dependent on your investments for current income?

●

Are you willing to accept the credit risk of the applicable issuer in order to obtain the exposure to the underlying that these Market Linked Securities provide?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

A-7 | Market Linked Securities with Upside Participation and Contingent Downside

General risks and investment considerations

These Market Linked Securities have complex features and are not suitable for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Securities and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:

●

Principal and performance risk. These Market Linked Securities are not structured to repay your full original offering price on the stated maturity date. If the ending level is less than the threshold level, you will be fully exposed to the decline of the underlying from the starting level to the ending level and the payment you receive at maturity will be less than the original offering price of these Market Linked Securities. Under these circumstances, you will lose a substantial portion, and possibly all, of your investment.

●

Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to sell these Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.

●

Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity will be affected by numerous factors, such as performance, volatility and dividend rate, if applicable, of the underlying; interest rates; the time remaining to maturity; the correlation among basket components, if applicable; and the applicable issuer’s creditworthiness.

●

Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.

●

Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue the underlying or any assets included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.

●

No periodic interest or dividend payments. These Market Linked Securities do not typically provide periodic interest. These Market Linked Securities linked to equity underlyings do not provide for a pass through of any dividend paid on the equity underlyings.

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Estimated value considerations. The estimated value of these Market Linked Securities that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Securities from you at any time after issuance.

Market Linked Securities with Upside Participation and Contingent Downside | A-8

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Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may engage in business with companies whose securities are included in the underlying, or may publish research on such companies or the underlying. In addition, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.

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Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the underlying or the value of these Market Linked Securities.

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Basket risk. If the underlying is a basket, the basket components may offset each other. Any appreciation of one or more basket components may be moderated, wholly offset, or more than offset, by depreciation of one or more other basket components.

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ETF risk. If the underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.

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Index risk. If the underlying is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Securities will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

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Commodity risk. These Market Linked Securities linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.

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Currency risk. These Market Linked Securities linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.

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Bond risk. These Market Linked Securities linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.

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Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

A-9 | Market Linked Securities with Upside Participation and Contingent Downside

Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Securities are offered with the attached preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Securities and the structures currently available for investment, contact your financial advisor, who can advise you of whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker- dealers and non-bank affiliates of Wells Fargo & Company.

© 2017 Wells Fargo Securities, LLC. All rights reserved. WCS-3495775